UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 2, 2005

APEX SILVER MINES LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands, British West Indies	1-13627	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Walker House Mary Street George Town, Grand Cayman Cayman Islands, British West Indies		Not Applicable
(Address of principal executive offices)		(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01.	Entry into a Material Definitive Agreement

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

Item 9.01.	Financial Statements and Exhibits

Signature

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Item 1.01.  Entry into a Material Definitive Agreement.

On December 2, 2005, Apex Silver Mines Limited (“Apex Silver” or the “Company”), through certain of its wholly-owned subsidiaries, entered into two loan agreements (the “Senior Loan Agreements”) the first being between the Company’s indirect wholly-owned subsidiary Minera San Cristobal, S.A., a sociedad anonima organized under the laws of Bolivia (“MSC”), the lenders named therein (the “Commercial Bank Lenders”) and BNP Paribas, acting as administrative agent (“BNP”), and the second being between MSC and Corporacion Andina de Fomento (“CAF”, and together with the Commercial Bank Lenders, the “Lenders”), pursuant to which MSC agreed to incur and secure senior loans in an aggregate principal amount of up to $225 million (the “Loans”) for the purpose of financing the construction, development and operation of the Company’s San Cristobal Project in Bolivia.  The Loans mature in December 2012 and initially bear interest at LIBOR plus 3.25% and 3.50%, respectively.  Copies of the Senior Loan Agreements are filed as Exhibits 10.1 and 10.2, respectively.

The Loans are secured by substantially all of the tangible and intangible assets owned by the Company’s subsidiaries that are related to the San Cristobal Project pursuant to the terms of a common security agreement among MSC, Apex Silver Mines Sweden AB (“Apex Sweden”), Apex Luxembourg S.A.R.L (“Apex Luxembourg”), Apex Metals GmbH (“Apex Metals”), the Lenders, BNP, Barclays Capital PLC (“Barclays”) and JPMorgan Chase Bank, N.A. (the “Collateral Agent”) (the “Common Security Agreement”), a copy of which is filed as Exhibit 10.3.  The Common Security Agreement contains covenants customary for a project financing facility.  As additional collateral for the Senior Loans, Apex Silver pledged all of the outstanding shares of Apex Luxembourg and all of its right, title and interest in any Project-related accounts and intercompany debt pursuant to the terms of a pledge agreement between Apex Silver and the Collateral Agent (the “Sponsor Pledge”), a copy of which is filed as Exhibit 10.4.  The Sponsor Pledge also contains certain customary negative and financial covenants that restrict, among other things, Apex Silver’s ability to incur additional indebtedness and encumber its assets.  Apex Silver has also agreed to restrictions on its ability to transfer its interest in the Project.

Also in connection with the Senior Loans, Apex Silver entered into a completion agreement with BNP, Barclays and the Collateral Agent, a copy of which is filed as Exhibit 10.5, pursuant to which Apex Silver has agreed to guarantee the obligations of MSC under the Senior Loan Agreements and certain related obligations of Apex Metals until the Project meets certain operating and financial objectives.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. Apex Silver and its subsidiaries are in the process of complying with certain conditions precedent to the initial disbursement of Loans.

Item 9.01. Financial Statements and Exhibits.

(c)           The following exhibits are filed with this Report on Form 8-K:

Exhibit 10.1.	Loan Agreement, dated December 1, 2005, among Minera San Cristobal, S.A., the Lenders identified therein and BNP Paribas, as Administrative Agent.

Exhibit 10.2.	Loan Agreement, dated December 1, 2005, between Minera San Cristobal, S.A. and Corporacion Andina de Fomento.

Exhibit 10.3.

Common Security Agreement, dated December 1, 2005, among Minera San Cristobal, S.A., Apex Silver Mines Sweden AB, Apex Luxembourg S.A.R.L Apex Metals GmbH, BNP Paribas, Barclays Capital PLC, JPMorgan Chase Bank, N.A., Corporacion Andina de Fomento and the secured parties and hedge banks party thereto.

Exhibit 10.4.	Sponsor Pledge Agreement, dated December 1, 2005, between Apex Silver Mines Limited and JPMorgan Chase Bank, N.A.

Exhibit 10.5	Completion Agreement, dated December 1, 2005, among Apex Silver Mines Limited, BNP Paribas, Barclays Capital PLC and JPMorgan Chase Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 8, 2005

Apex Silver Mines Limited

By:	/s/ Mark A. Lettes
Mark A. Lettes
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Loan Agreement, dated December 1, 2005, among Minera San Cristobal, S.A., the Lenders identified therein and BNP Paribas, as Administrative Agent.
10.2	Loan Agreement, dated December 1, 2005, between Minera San Cristobal, S.A. and Corporacion Andina de Fomento.
10.3

Common Security Agreement, dated December 1, 2005, among Minera San Cristobal, S.A., Apex Silver Mines Sweden AB, Apex Luxembourg S.A.R.L Apex Metals GmbH, BNP Paribas, Barclays Capital PLC, JPMorgan Chase Bank, N.A., Corporacion Andina de Fomento and the secured parties and hedge banks party thereto.

10.4	Sponsor Pledge Agreement, dated December 1, 2005, between Apex Silver Mines Limited and JPMorgan Chase Bank, N.A.
10.5	Completion Agreement, dated December 1, 2005, among Apex Silver Mines Limited, BNP Paribas, Barclays Capital PLC and JPMorgan Chase Bank, N.A.